UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2005

Airbee Wireless, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50918	46-0500345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 25, 2005, the Company and its subsidiary, Airbee Automotive Group (d.b.a. Identity), agreed to enter into a rescission agreement with Daniel Nelson and Identity, Inc. whereby the Company agreed to rescind its acquisition of Identity, Inc. which was acquired on May 2, 2005. The Company issued Daniel Nelson 7,692,808 shares of its restricted common stock in exchange for Identity. Mr. Nelson has agreed to return all shares of common stock received from the Company. The Company has had difficulty satisfying the management and financial requirements of the Identity and as a result of such demands, agreed to enter into a rescission agreement. The management time demanded by Identity and the cash flow needs were more than anticipated by the Company at the time of the merger. Therefore, the Company has decided to concentrate its efforts on its core technology business in embedded wireless software. The stock issued to Mr. Nelson for the acquisition of Identity shall be returned to the Company. The parties have not entered into a definitive rescission agreement. The definitive rescission agreement will be filed by an amendment to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 29, 2005, our Chief Financial Officer, Richard P. Sommerfeld, Jr. tendered his resignation. Mr. Eugene Sharer will act as interim Chief Financial Officer until a replacement is identified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

August 31, 2005	By:	Eugene Sharer

Name: Eugene Sharer
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

1	Rescission Agreement